EX-99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

Certification Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002; provided by the Chief Executive Officer and Chief Financial Officer, based on each such officer’s knowledge and belief.

The undersigned officers of Nuveen Preferred & Income Opportunities Fund (the “Registrant”), certify that, to the best of each such officer’s knowledge and belief:

1.	The Form N-CSR of the Registrant for the period ended January 31, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: April 8, 2021

/s/ David J. Lamb
David J. Lamb
Chief Administrative Officer
(principal executive officer)

/s/ E. Scott Wickerham
E. Scott Wickerham
Vice President and Controller
(principal financial officer)